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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
VANTAGEMED CORPORATION
(Name of Registrant as Specified In Its Charter)

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April 23, 2001

Dear Stockholder:

    We invite you to attend our annual meeting of the stockholders of VantageMed Corporation to be held on Wednesday, May 23, 2001, at 9:00 a.m. local time, at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742.

    The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

    A copy of the Company's Year 2000 Annual Report to Stockholders is also enclosed for your information. At the annual meeting, management will review the Company's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

                      Very truly yours,

                      James L. Seiler
                       Chairman of the Board and
                      Chief Executive Officer

VANTAGEMED CORPORATION
3017 Kilgore Road, Suite 195
Rancho Cordova, California 95670

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Wednesday, May 23, 2001, 9:00 a.m. PDT

TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of VantageMed Corporation will be held at the Mariott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742, on Wednesday, May 23, 2001, at 9:00 a.m. PDT.

(1)
To elect two Class II directors to hold office for three-year terms and until their respective successors are elected and qualified;

(2)
To ratify the appointment of Arthur Andersen LLP, as independent public auditors of the Company for the fiscal year ended December 31, 2001;

(3)
To transact such other business as may properly come before the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record on the books of the Company as of April 9, 2001 will be entitled to vote at the meeting and any adjournment thereof.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

    Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: April 23, 2001
Rancho Cordova, California

                      By Order of the Board of Directors

                      Paul W. Souza,
                       Interim Corporate Secretary

VANTAGEMED CORPORATION
3017 Kilgore Road, Suite 195
Rancho Cordova, California 95670

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

General

    The enclosed proxy is solicited by the Board of Directors (the "Board") of VantageMed Corporation ("VantageMed" or the "Company") to be used at the Annual Meeting of Stockholders on May 23, 2001 and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the foregoing notice. Only stockholders of record on the books of the Company as of 5:00 PM, April 9, 2001 will be entitled to vote at the Annual Meeting. As of the close of business on April 9, 2001 there were outstanding 8,637,783 shares of Common Stock of the Company, entitled to one vote per share. The date of this Proxy Statement is April 23, 2001, the date this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders.

Solicitation and Voting of Proxies

    The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

    On April 9, 2001, there were 8,637,783 shares of the Company's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors and Executive Officers of the Company

    The Board of Directors of the Company is divided into three Classes, with the term of office of each Class ending in successive years, after the initial transition period. Class II, currently consisting of James L. Seiler and John R. Stevens, will stand for election at this Annual Meeting. In the event Mr. Seiler is not elected a director at this Annual Meeting, the Company may incur certain obligations to Mr. Seiler, see "Employment and Change-in-Control Agreements."

    Class III, currently consisting of Joel M. Harris, will stand for election at the calendar year 2002 Annual Meeting. Class I currently consisting of Peter Friedli and Richard M. Brooks stands for election at the calendar year 2003 Annual Meeting.

    The executive officers and directors of the Company and their ages as of April 30, 2001 are as follows:

Name	Age	Position
James L. Seiler	54	Chief Executive Officer and Chairman of the Board
Joel M. Harris	46	President and Director
Peter Friedli	47	Director
John R. Stevens	80	Director
Richard M. Brooks	47	Director
Paul W. Souza	41	Senior Vice President — Chief Financial Officer
Gregory F. Vap	48	Senior Vice President — Operations

    James L. Seiler has served as Chief Executive Officer since the Company's acquisition of Mariner Systems, Inc. in August 1999 and became the Chairman of the Board of Directors in January 2000. Prior to joining the Company, Mr. Seiler served as President and Chief Executive Officer of Mariner Systems Inc., a managed care software company, from September 1993 to August 1999, and also as Chairman of the Board from November 1997 to August 1999. Before joining Mariner, Mr. Seiler served first as Chief Financial Officer and then as President and Chief Executive Officer of Destron/IDI, Inc., a public radio frequency technology company. Mr. Seiler is a Certified Public Accountant and received a Bachelor of Science degree in Accounting from the University of Akron.

    Joel M. Harris was a co-founder of VantageMed since May 1996 and has served as the President since May 1997. Mr. Harris also served concurrently as the Chief Executive Officer from May 1997 through August 1999. From October 1994 through April 1996, Mr. Harris served as Chief Operating Officer of Insurance Benefit Spot Check, Inc., a provider of electronic data interchange services for healthcare providers. Previously, Mr. Harris co-founded the Stratum Group, a software development and consulting firm. Mr. Harris received a Bachelor of Science degree in Business Administration from California State University, Northridge.

    Peter Friedli has served as director of VantageMed since September 1999. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli has over a decade of experience as an independent investment manager for venture capital and has managed various venture investment companies in the U.S.

    John R. Stevens has served as a director of VantageMed since May 1997. Since 1987, Mr. Stevens has served as the Chairman of the Board of eStellarNet, Inc., a company he founded. eStellarNet, Inc. is an internet-hub connectivity company serving the property and casualty insurance industry. Mr. Stevens received a Bachelor of Science degree in Military Science from the University of Maryland.

    Richard M. Brooks has served as a director of VantageMed Corporation since March 2001. He was elected unanimously by the Board of Directors to serve out the three-year term of former director Richard W. Pendleton who resigned from the Board of Directors in November 2000. He was also elected to the Compensation and Audit Committee of the Board of Directors. Since June 1998, Mr. Brooks has served on the Board of Directors of NetStream, Inc., a communications and IT managed services company which he co-founded. In addition to serving on the board of NetStream, Mr. Brooks has been Treasurer since May 2000 and served as the Chief Financial Officer through May 2000. Mr. Brooks served as CFO and Board Director of All Star Telecom, a telecommunications company, from March 1998 to May 1999. From September 1997 to February 1998, Mr. Brooks provided financial consulting services to a software company and life insurance company. From January 1995 to August 1997, Mr. Brooks served as Senior Vice President and Chief Financial Officer of Physicians Clinical Laboratory, a publicly traded medical reference laboratory. Mr. Brooks received a Bachelor of Science degree in Business Administration from Oregon State University. He is a certified public accountant.

    Paul W. Souza became the Company's Senior Vice President and Chief Financial Officer on June 5, 2000. Prior to joining VantageMed, from May 1999 to May 2000, Mr. Souza performed various consulting services to the insurance and managed care industries, including, serving as Chief Financial Officer for Sierra Insurance Group, a workers' compensation insurance holding company, and a subsidiary of Sierra Health Services, Inc. from September 1999 to May 2000. From July 1995 to March 1999, Mr. Souza served as Vice President and Chief Financial Officer for Business Insurance Group, a holding company and subsidiary of Foundation Health Systems, Inc. From July 1991 to July 1995, Mr. Souza served as Vice President and Chief Financial Officer for The Pacific Rim Assurance Company, a workers' compensation insurance company. Mr. Souza received a Bachelor of Science degree in Business Administration with an emphasis in finance, from San Diego State University.

    Gregory F. Vap has served as the Company's Senior Vice President—Operations since December 1998 and served as Senior Vice President from April 1998 through December 1998. Prior to joining the Company, Mr. Vap founded Healthcare Information Systems Inc., a provider of medical practice management products, and served as President and Chief Executive Officer from 1984 until the Company's acquisition of Healthcare Information Systems in April 1998. Mr. Vap received a Bachelor of Science degree in Electronic Engineering from the Missouri Institute of Technology.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of April 9, 2001, except as noted in the footnotes below, by:

  •
  all persons who are beneficial owners of 5% or more of the Company's common stock;

  •
  each of the Company's directors and director-nominees;

  •
  the Company's Chief Executive Officer and the three other most highly compensated executive officers (the "Named Executive Officers"); and

  •
  all directors and executive officers of the Company as a group.

    The number of shares of common stock beneficially owned and the percentage of shares beneficially owned are based on 8,637,783 shares of common stock outstanding as of April 9, 2001.

Name and Address(1)	Number of Shares	Percent Beneficially Owned(2)
Peter Friedli(3)	1,034,969	11.9%
QuadraMed Corporation 1003 W. Cutting Blvd., Ste. 2 Richmond, CA 94804	599,425	6.9%
Venturetec, Inc.(4) c/o Friedli Corporate Finance Freigustrasse #5 8002 Zurich, Switzerland	835,690	9.7%
Gregory F. Vap(5)	217,774	2.5%
James L. Seiler(6)	202,694	2.3%
Joel M. Harris(7)	167,917	1.9%
John R. Stevens(8)	28,333	*
Paul W. Souza(9)	12,500	*
Richard M. Brooks(10)	1,667	*
Executive officers and directors as a group (7 persons)	2,265,278	26.2%

*
Less than 1%

(1)
Except as otherwise noted, the address of each person listed on the table is c/o VantageMed Corporation, 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after April 9, 2001, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)
Includes: (i) 43,333 shares issuable upon the exercise of warrants; (ii) 835,690 shares issued to Venturetec, Inc. for whom Peter Friedli serves as President; (iii) 132,057 held by Pine, Inc. for whom Mr. Friedli is a control person; and (iv) 23,889 shares underlying options granted to Mr. Friedli, which are exercisable within 60 days of April 9, 2001. (Additionally, Mr. Friedli designated 95,000 shares to entities and individuals of which he is not a control person.)

(4)
Peter Friedli, a director of VantageMed, is President of Venturetec, Inc. The shares referenced in this footnote are also included in the shares shown as beneficially owned by Peter Friedli.

(5)
Includes 5,000 shares underlying options granted to Mr. Vap, which are exercisable within 60 days of April 9, 2001.

(6)
Includes 160,751 shares underlying options granted to Mr. Seiler, which are exercisable within 60 days of April 9, 2001.

(7)
Includes 17,917 shares underlying options granted to Mr. Harris, which are exercisable within 60 days of April 9, 2001.

(8)
Includes 11,667 shares underlying options granted to Mr. Stevens, which are exercisable within 60 days of April 9, 2001.

(9)
Includes 12,500 shares underlying options granted to Mr. Souza, which are exercisable within 60 days of April 9, 2001.

(10)
Includes 1,667 shares underlying options granted to Mr. Brooks, which are exercisable within 60 days of April 9, 2001.

Additional Information Concerning the Board of Directors

Committees of the Board of Directors

    The Company has the following special committees of the Board of Directors:

    Executive Committee.  The Executive Committee is empowered to exercise all authority of the Board of Directors except as limited by the Delaware General Corporation Law. Under Delaware law, an executive committee may not approve, adopt or recommend to stockholders actions required by Delaware law to be approved by stockholders, or adopt, amend or repeal any bylaw of the corporation. The Executive Committee consists of James L. Seiler and Joel M. Harris.

    Compensation Committee.  The Compensation Committee is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for executive officers. The Compensation Committee also administers and establishes the terms and conditions of all stock options granted under the 1998 Plan. The Compensation Committee consists of Peter Friedli, John R. Stevens and Richard M. Brooks.

    Audit Committee.  The Audit Committee is primarily responsible for approving the services performed by the Company's independent public auditors, reviewing with the independent public auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures and reviewing and monitoring the provisions of non-audit services performed by our auditors. The Audit Committee consists of Peter Friedli, John R. Stevens and Richard M. Brooks, all of whom are independent under NASD Rule 4200.

Audit Committee Report

    The Audit Committee operates pursuant to a written charter adopted by the board. A copy of the charter is attached to this proxy statement as Appendix A. As noted above, the role of the Audit Committee is to assist the Board of Directors in its oversight of VantageMed's financial reporting process. Management is primarily responsible for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based an audit conducted in accordance with generally accepted auditing standards. As set forth in the Committee's charter, the Audit Committee has the responsibility to monitor and oversee these processes. The Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as currently in effect. Based upon the review and discussions described in this report, the committee recommended to the Board that the audited financial statements be included in VantageMed's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC.

Audit Committee:  Peter Friedli, John R. Stevens and Richard M. Brooks.

Meetings of the Board of Directors and Committees

    During the fiscal year ended December 31, 2000, the Board of Directors of the Company held four meetings. During that period the Executive Committee and Compensation Committee of the Board

met as part of the Board Meetings. The Audit Committee of the Board held three meetings during the year 2000. The Company has no standing Nominating Committee of the Board. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which such director served that were held during that period.

Director Compensation

    The members of the Board of Directors currently do not receive compensation for their services as Directors. Members of the Board of Directors are eligible to receive option grants and stock issuance under the Company's 1998 Stock Option Plan.

Legal Proceedings

    Beginning on March 13, 2000 a series of similar securities class action lawsuits were filed alleging that VantageMed and certain directors and officers violated the Securities Act of 1933 and the Securities Exchange Act of 1934. These actions have now been consolidated into a single action in the United States District Court for the Eastern District of California entitled Zinno v. VantageMed Corporation, et al., No. CIV.S-00-0523 MLS DAD. On or about March 19, 2001, plaintiffs filed a Second Consolidated Amended Complaint alleging violations of the Securities Act of 1933, and dismissing all claims under the Securities Exchange Act of 1934.

    Plaintiffs purport to represent a class of all persons who purchased the Company's common stock pursuant to its February 15, 2000 IPO. The Plaintiffs allege that the prospectus pursuant to which the IPO was effected contained materially false and misleading statements and it did not state that the Company would be delayed in introducing a new version of its RidgeMark product, and did not state that sales of its eMCee product would be lower than expected.

    VantageMed's motion to dismiss the Second Consolidated Amended Complaint for failure to state a claim upon which relief can be granted is scheduled for hearing in August 2001.

    The proceedings are in the early stages, and no prediction can be made as to the outcome. The Company believes these actions are without merit and intends to defend itself against them vigorously.

Required Vote

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees James L. Seiler and John Stevens, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the proxy holders, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

    If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present, but will have no effect on the election of directors.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES LISTED ABOVE.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by the Company for the fiscal year ended December 31, 1998, 1999, and 2000 for each of the Named Executive Officers:

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Securities Underlying Options Granted(#)
						All Other Compensation
Name and Principal Positions	Year	Salary		Bonus
James L. Seiler Chief Executive Officer and Chairman Of the Board	1999 2000	$50,000 120,000	(1)	$2,000 —	100,000 125,000	$	— 38,533	(2)
Joel M. Harris President and Director	1998 1999 2000	120,000 120,000 120,000	(3) (4)	— 3,000 —	— — 25,000		— — —
Paul W. Souza Senior Vice President and Chief Financial Officer	2000	75,800	(5)	—	50,000		—
Gregory F. Vap Senior Vice President — Operations	1998 1999 2000	83,333 125,000 125,000	(6) (8)	— 2,083 —	— — 20,000		7,689 — —	(7)

(1)
Mr. Seiler became Chief Executive Officer as of August 6, 1999. On an annual basis, his salary for 1999 would have been $120,000. Includes $10,000 of compensation deferred until 2000 at the election of Mr. Seiler.

(2)
Represents compensation income on the exercise of certain nonqualified stock options and is equal to the fair market value of the purchased shares of the option exercise, less the exercise price paid for such shares.

(3)
Includes $20,000 of compensation deferred until 1999 at the election of Mr. Harris.

(4)
Mr. Harris served as the Company's Chief Executive Officer until August 5, 1999. Includes $15,000 of compensation deferred until 2000 at the election of Mr. Harris.

(5)
Mr. Souza became the Company's Chief Financial Officer as of June 5, 2000. On an annual basis, his salary would have been $130,000.

(6)
Mr. Vap became the Company's Senior Vice President—Operations on May 1, 1998. On an annual basis, his salary for 1998 would have been $125,000.

(7)
Represents a one-time payment for benefits surrendered by Mr. Vap upon joining the Company.

(8)
Includes $10,417 of compensation deferred until 2000 at the election of Mr. Vap.

    All bonuses shown in the above table represent obligated amounts equal to 20% of the salary deferments. These deferred salary and bonus amounts were repaid from the proceeds of the Company's IPO completed in February 2000.

Option Grants in Fiscal Years 1998, 1999, and 2000

    The following table sets forth option grants for the years ended December 31, 1999 and 2000, (no option grants were made in fiscal year 1998), to each of the Named Executive Officers who received options:

Percent of Total Options Granted to Employees in Fiscal Year
		Number of Shares Underlying Options Granted						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Fiscal Year End						Expiration Date
Name					Exercise Price			5%		10%
James L. Seiler	1999 2000 2000	100,000 25,000 100,000	40 5 20	% % %	$ $ $	11.10 1.75 2.88	8/06/09 5/23/10 7/21/10	$ $ $	698,073 71,264 469,122	$ $ $	1,769,054 113,476 746,998
Joel M. Harris	1999 2000	— 25,000	— 5%		$	— 1.75	— 5/23/10	$	— 71,264	$	— 113,476
Paul W. Souza	1999 2000	— 50,000	— 10%		$	— 1.75	— 5/23/10	$	— 142,528	$	— 226,952
Gregory F. Vap	1999 2000	— 20,000	— 4%		$	— 1.75	— 5/23/10	$	— 57,011	$	— 90,781

    The percentages listed in the "Percent of Total Options Granted to Employees in Fiscal Year" column in the above table are based on an aggregate of 169,000 options granted during fiscal year 1998, 249,000 options granted during fiscal year 1999 and 510,000 options granted during fiscal year 2001 to employees.

    The exercise price per share of each option shown in the above table for 1999 was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors after consideration of a number of factors, including, but not limited to, the Company's financial performance, market conditions, and the price and preferred rights and privileges of shares of equity securities sold to or purchased by outside investors. The fair market value exercise price per share of each option shown in the above table for 2000 was based upon the closing price of the Company's common stock on the grant date.

    The potential realizable values shown in the above table were calculated based on the term of each option at its time of grant, which is ten years. These values are calculated assuming that the fair market value of the Company's common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These assumed annual compound rates of stock price appreciation do not represent our estimated or projection of future common stock prices.

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal Year End 2000 Option Values

    The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 2000 with respect to the Named Executive Officers. Except as set forth below, no options or stock appreciation rights were exercised by any such individual during such year, and no stock appreciation rights were outstanding on December 31, 2000.

			Number of Securities Underlying Unexercised Options At Fiscal Year End
					Value of Unexercised In-the-Money Options At Fiscal Year End(2)
	Shares Acquired on Exercise
		Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Seiler	21,264	$38,533	115,057	125,000	$—	$—
Joel M. Harris	—	—	—	25,000	$—	$—
Paul W. Souza	—	—	—	50,000	$—	$—
Gregory Vap	—	—	—	20,000	$—	$—

(1)
Equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

(2)
Based upon the closing price of the common stock on December 31, 2000 of $1.06 less the exercise price per share.

Employment and Change-In-Control Agreements

    James L. Seiler.  The Company has entered into an employment agreement with James L. Seiler pursuant to which he is employed as Chief Executive Officer. The initial term of this employment agreement expires on August 1, 2002. This employment agreement will continue on a month-to-month basis thereafter. Under the terms of the employment agreement, Mr. Seiler is paid a monthly base salary of $10,000, subject to increases as authorized by the Board of Directors and subject to any company-wide compensation cap then in place. Mr. Seiler's salary will be reviewed by the Board of Directors on February 1, 2000 and on August 1st of each year thereafter to determine if an increase in salary is appropriate. At no time shall Mr. Seiler be paid a base salary that is less than the greater of $120,000 per annum; any compensation cap then in place; or the base salary of the Company's highest paid officer and/or employee. The employment agreement with Mr. Seiler can be terminated at any time by mutual agreement, upon 100 days written notice on the part of Mr. Seiler, or immediately for cause. The term "for cause" is defined to mean: an uncured material violation of the terms of the employment agreement or proprietary information and inventions agreement; a conviction or non-appealable judgment involving a claim of dishonesty, willful misfeasance or nonfeasance of duty by Mr. Seiler intending to injure or having the effect of injuring in some material fashion the Company's reputation, business or relationships; Mr. Seiler's conviction upon a felony charge; or Mr. Seiler's willful or prolonged absence from work or his failure, neglect or refusal to perform his duties. If, prior to the expiration of the agreement's initial three-year term, the Company terminates Mr. Seiler's employment without good cause or due to his death, or if he terminates his employment for good cause, (including his failure to be elected by the shareholders at this years annual meeting), he will receive monthly payments equal to his monthly base salary through the expiration of that initial three year term and all options then held by him shall become fully-vested and immediately exercisable. Mr. Seiler has agreed not to compete with the Company for a period of one year following the cessation of his employment. In connection with the signing of this employment agreement, Mr. Seiler was granted an option to purchase 100,000 shares of our common stock.

    Joel M. Harris.  The Company has entered into an employment agreement with Joel M. Harris pursuant to which he is employed as President. The initial term of this employment agreement expires on August 1, 2002. This employment agreement will continue on a month-to-month basis thereafter. Under the terms of the employment agreement, Mr. Harris is paid a monthly base salary of $10,000, subject to increases as authorized by the Board of Directors and subject to any company-wide compensation cap then in place. Mr. Harris's salary will be reviewed by the Board of Directors on

February 1, 2000 and on August 1st of each year thereafter to determine if an increase in salary is appropriate. At no time shall Mr. Harris be paid a base salary that is less than the greater of $120,000 per annum; any compensation cap then in place; or the base salary of the Company's highest paid officer and/or employee, excluding the Chief Executive Officer of the Company. The employment agreement with Mr. Harris can be terminated at any time by mutual agreement, upon 100 days written notice on the part of Mr. Harris, or immediately for cause. The term "for cause" is defined to mean: an uncured material violation of the terms of the employment agreement or proprietary information and inventions agreement; a conviction or non-appealable judgment involving a claim of dishonesty, willful misfeasance or nonfeasance of duty by Mr. Harris intending to injure or having the effect of injuring in some material fashion the Company's reputation, business or relationships; Mr. Harris's conviction upon a felony charge; or Mr. Harris's willful or prolonged absence from work or his failure, neglect or refusal to perform his duties. If, prior to the expiration of the agreement's initial two-year term, the Company terminates Mr. Harris's employment without good cause or due to his death, or if he terminates his employment for good cause, he will receive monthly payments equal to his monthly base salary through the expiration of that initial two year term and all options then held by him shall become fully-vested and immediately exercisable. Mr. Harris has agreed not to compete with the Company for a period of one year following the cessation of his employment.

    Paul W. Souza.  The Company has entered into an agreement with Paul W. Souza, Senior Vice President and Chief Financial Officer, pursuant to which the Company agreed to provide three-months severance benefits (i) upon the event of a change of control and his position is eliminated, or (ii) there is a material change in duties and responsibilities which thereby terminates employment.

Certain Relationships and Related Transactions

    In August 1999, the Company issued a $190,000 promissory note to a designee of Friedli Corporate Finance in connection with the acquisition of Mariner Systems, Inc. Upon closing of the IPO, this note became convertible into 17,125 shares of our common stock at the option of the holder, and in March 2000 was converted.

    In October 1999, the Company borrowed $3.0 million through Friedli Corporate Finance at an interest rate of 6%. Peter Friedli assisted the Company in securing this loan. In connection with the borrowing of these funds the Company issued a secured convertible promissory note which requires the repayment of the principal sum of $3.0 million, plus interest at an annual rate of 6%, by July 1, 2000. The outstanding principal and any accrued interest on this note automatically converted into 510,685 shares of our common stock at a conversion ratio equal to 50% of the initial price of shares of common stock sold in the IPO. A $240,000 cash fee was paid in connection with this loan. In addition, the Company issued a convertible promissory note in the principal amount of $180,000, due and payable on October 6, 2002. No interest accrues or is due on this note. The $180,000 was converted into 16,214 shares of common stock in December 1999. In connection with the $3.0 million loan, the Company issued a warrant to purchase 13,333 shares of its common stock at an exercise price equal to 60% of the initial price of shares of the common stock as sold in the IPO. This warrant became exercisable at the completion of the IPO and terminates on October 6, 2002.

    In January 2000, the Company borrowed $700,000 through Friedli Corporate Finance. Peter Friedli assisted the Company in securing this loan. In connection with the borrowing of these funds the Company issued a secured promissory note which requires the repayment of the principal sum of $700,000 plus interest at an annual rate of 10% and a premium payment equal to 7% of the outstanding principal amount of the note at the earlier to occur at the completion of the IPO or July 1, 2000. The Company subsequently paid this loan off from the net proceeds of the IPO in February, 2000.

    The Company has entered into a consulting agreement with Friedli Corporate Finance pursuant to which the Company agreed to pay Friedli Corporate Finance a $2,000 per month consulting fee and to take action to support the election of Peter Friedli, the principal of Friedli Corporate Finance, to the Board of Directors. In exchange, Friedli Corporate Finance provides the Company with financial consulting services. The Company charges the cost of the consulting arrangement to expense as the services are used. This consulting agreement terminates on July 31, 2002 or upon 30 days written notice by either party. If the Company terminates the consulting agreement without cause, the Company must immediately pay Friedli Corporate Finance the full balance, through July 31, 2002, owed under the consulting agreement.

Board Compensation Committee Report on Executive Compensation

General Compensation Philosophy

    The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of VantageMed, and to make grants under, and to administer, the stock option and other executive officer equity and bonus plans. VantageMed's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables VantageMed to attract, motivate, reward and retain key executives and employees. Each executive officer's compensation package may, in one or more years, be comprised of the following three elements:—base salary that is designed primarily to be competitive with base salary levels in effect at market area that are of comparable size to VantageMed and with which VantageMed competes for executive personnel;—annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee; and—long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and VantageMed stockholders. As of May 23, 2000 the Board Compensation Committee formally met. In applying the compensation philosophy, the committee approved the increase of both James Seiler and Joel Harris from their current salary to $160,000 per year. Additionally, Greg Vap's salary was increased from his current salary to $140,000 per year. In each case, these increases will not be instituted until such time as the Company produces and reports to its shareholders positive quarterly net earnings after adding back depreciation and amortization. Additionally, stock options were awarded to the executive officers in the amounts set forth under "Director and Executive Officer Compensation."

Executive Compensation

    Base salary for all executive officers and all other forms of compensation will be administered in accordance with the general compensation philosophy.

Chief Executive Officer Compensation

    Mr. Seiler's base salary and all other forms of compensation will be administered in accordance with the general compensation philosophy subject only to provisions in his employment contract. See "Employment and Change-In-Control Agreements."

Comparison of Total Cumulative Stockholder Return

    The following graph compares the total cumulative stockholder return on the Company's common stock with the cumulative total return of the NASDAQ Market Index and the Media General "MG" Group Index for the period from February 15, 2000 (based on the closing price of the company's stock on the date on which the Company's common stock began trading on the NASDAQ) through December 31, 2000. The MG Group Index is a composite of 29 companies in the healthcare information systems and services market. The graph assumes that the cumulative stockholder return of the Company's common stock and of each index was based upon $100 invested at the beginning of the period, and that all dividends were reinvested. Historical stock price performance should not be relied upon as indicative of future stock price performance. Additionally, the Company has paid no dividends on its common stock to date.

	2/15/2000	3/31/2000	6/30/2000	9/29/2000	12/29/2000
VantageMed Corporation	100.00	43.48	18.01	14.91	10.56
MG Group Index	100.00	58.99	46.07	48.30	38.48
NASDAQ Market Index	100.00	98.83	85.01	78.44	52.71

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except for Mr. Friedli who was delinquent in filing his Form 5 and Paul W. Souza who was delinquent in filing his Form 3.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Action will be taken at the Annual Meeting with respect to the ratification of the appointment of independent public auditors for the Company for the fiscal year ended December 31, 2001. The Board of Directors has, subject to such ratification, selected Arthur Andersen LLP. Arthur Andersen LLP has audited VantageMed's financial statements for the years ended December 31, 1997, 1998, 1999 and 2000. A representative of Arthur Andersen LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

    Set forth below is information relating to the aggregate Arthur Andersen LLP fees for professional services rendered for the fiscal year ended December 31, 2000.

Audit Fees

    The aggregate Arthur Andersen LLP fees for all professional services rendered in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2000, and for the reviews of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal year, were $147,000.

All Other Fees

    The aggregate Arthur Andersen LLP fees for professional services rendered to us, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $207,000. These primarily consist of fees for tax planning and the preparation of tax returns for our companies, evaluating the effect of various accounting issues and the audit of the employee benefit financial statements.

    The Audit Committee reviews summaries of the services provided by Arthur Andersen LLP and the related fees and has determined that all non-audit services are independent of management.

Required Vote

    The ratification of the appointment of Arthur Andersen LLP as the Company's independent public auditors requires the affirmative vote of a majority of the shares of Common Stock present at the Annual meeting in person or by proxy.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

    The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

    Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at VantageMed Corporation, 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670 no later than January 24, 2002, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

OTHER MATTERS

    Management does not know of any matters to be presented at the 2001 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the 2001 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

    It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Dated: April 23, 2001

                      By Order of the Board of Directors

                      Paul W. Souza,
                       Interim Corporate Secretary

Appendix A

VantageMed Corporation
Audit Committee Charter

    The audit committee of VantageMed Corporation, a publicly traded corporation whose shares are traded on the NASDAQ stock exchange, does hereby approve and ratify the following charter showing the scope of the audit committee's responsibilities, the membership requirements of the committee, the background and experience each committee member must possess, as well as those who cannot serve as an audit committee member.

    Effective on or before June 14, 2001, the audit committee of VantageMed Corporation will be comprised of the following:

    The committee will be comprised of a minimum of three members.

    The committee will only be made of independent directors.

    All independent directors must be able to read and understand basic financial statements, including a balance sheet, income statement, and cash flow statement.

    One of the independent directors must have prior employment experience in finance or accounting, requisite professional certification in accounting, or some other form of comparable experience or background, including a current or former position as a chief executive officer or chief financial officer, or other senior officer in an organization whose financial responsibilities include financial oversight.

    In certain exceptional and limited situations, a non-independent director can serve on the audit committee, and under such circumstance the board of directors must determine that having a non-independent director serve on the audit committee is in the best interests of the corporation and its shareholders, and that the board of directors fully discloses said reasons for this determination in the company's subsequent proxy statement. However, under no circumstances can this non-independent director be a current employee or officer, or any immediate family member of any current employee or officer.

    In order to determine independence, no individual will be able to serve on the audit committee if any of the following apply:

    The individual has been employed by the corporation or its affiliates at any time during the last three years.

    The individual has accepted any form of compensation from the corporation or its affiliates in excess of $60,000 during the prior fiscal year. These amounts exclude fees for services as a director, retirement plan benefits, or non-discretionary compensation.

    The individual has served and been employed as an executive of another entity where any of the corporation's executives serve on that respective entity's compensation committee.

    The individual has been a partner, controlling shareholder, or an executive officer of any for-profit business to which the corporation made, or from which it received, payments that exceed five percent of the corporation's consolidated gross revenues for that respective year, or $200,000, whichever is higher, in any of the past three fiscal years. These payments exclude those which arise solely from investments in the corporation's securities.

VANTAGEMED CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 23, 2001 9:00 A.M.
SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints James L. Seiler, Joel L. Harris and Paul W. Souza, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in VantageMed Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California on May 23, 2001, at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 23, 2001 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

   THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND PROPOSAL 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

/x/	Please mark votes as in this example

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1. To elect the			FOR, except vote withheld from	2. To ratify the appointment of
following two (2)	/ /	/ /	the following nominee(s):	Arthur Andersen LLP, as	/ /	/ /	/ /
persons as				independent public auditors
Class II directors to hold office for a				for the Company for the
three-year term and until their respective				fiscal year ending
successors are elected and qualified:				December 31, 2001.

Nominees:
James L. Seiler John R. Stevens
			MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /
			MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	/ /
Please print the following:
Name: Address: Telephone:
		Date:	Number of shares:
Signature	Signature
Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.			WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1. ELECTION OF DIRECTORS
Audit Committee Report
EXECUTIVE COMPENSATION
Summary Compensation Table
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
OTHER MATTERS
VantageMed Corporation Audit Committee Charter